As filed with the Securities and Exchange Commission on June 20, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

FIRST REPUBLIC PREFERRED CAPITAL CORPORATION

(Exact Name of Registrant as Specified in its Governing Instruments)

111 Pine Street

San Francisco, California 94111

(415) 392-1400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Willis H. Newton, Jr.

Vice President, Chief Financial Officer and Treasurer

First Republic Preferred Capital Corporation

111 Pine Street San Francisco, California 94111 (415) 392-1400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kathleen L. Werner, Esq. Clifford Chance US LLP 200 Park Avenue New York, New York 10166-0153 (212) 878-8000	Gerald J. McGovern, Esq. Michael F. Taylor, Esq. Sidley Austin Brown & Wood LLP 555 California Street, Suite 5000 San Francisco, California 94104-1715 (415) 772-1200

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-106141

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

7.25% Noncumulative Series D Preferred Shares, par value $.01 per share	100,000 shares	$25.00	$2,500,000	$203

(1)	Estimated solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-11 is filed by First Republic Preferred Capital Corporation (the “Company”), a Nevada corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the registration of additional shares of the Company’s 7.25% Noncumulative Series D Preferred Shares, par value $.01 per share. The information in the Registration Statement on Form S-11, including the amendments thereto, previously filed by the Company with the Securities and Exchange Commission (File No. 333-106141) is incorporated in this Registration Statement on Form S-11 by reference.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 20th day of June 2003.

Date: June 20, 2003	FIRST REPUBLIC PREFERRED CAPITAL CORPORATION

	By:	/s/ JAMES J. BAUMBERGER
James J. Baumberger President and Director (Principal Executive Officer)

2

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Name	Title	Date

/S/ JAMES J. BAUMBERGER James J. Baumberger	President and Director (Principal Executive Officer)	June 20, 2003

/S/ WILLIS H. NEWTON, JR.* Willis H. Newton, Jr.	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	June 20, 2003

/S/ EDWARD J. DOBRANSKI* Edward J. Dobranski	Vice President, General Counsel and Director	June 20, 2003

/S/ JULIE N. MIYACHI* Julie N. Miyachi	Vice President, Operations and Reporting and Director (Principal Accounting Officer)	June 20, 2003

/S/ THOMAS A. CUNNINGHAM* Thomas A. Cunningham	Director	June 20, 2003

/S/ JERRY LYKINS* Jerry Lykins	Director	June 20, 2003

/S/ KENT R. WILLSON* Kent R. Willson	Director	June 20, 2003

* By James J. Baumberger, Attorney-in-Fact.

3

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

5	Opinion of Lionel, Sawyer & Collins, counsel to First Republic Preferred Capital Corporation, relating to the 7.25% Noncumulative Series D Preferred Shares.

8	Opinion of Clifford Chance US LLP, counsel to First Republic Preferred Capital Corporation, relating to certain tax matters (incorporated by reference to Exhibit 8 to the Registrant’s S-3, filed on May 21, 2003).

23.1	Consent of KPMG LLP regarding First Republic Preferred Capital Corporation.

23.2	Consent of KPMG LLP regarding First Republic Bank.

23.3	Consent of Lionel Sawyer & Collins (included in Exhibit 5).

23.4	Consent of Clifford Chance US LLP (included in Exhibit 8).

24.1	Powers of Attorney (incorporated by reference to Exhibit 12 to the Registrant’s S-3, filed on May 21, 2003).

4